Exhibit (a)(1)(L)

UBS AVAILABILITY: LOCATIONS AND TIMES

YOU MAY DROP OFF YOUR ELECTION FORM OR NOTICE OF WITHDRAWAL WITH UBS AT ANY OF THESE LOCATIONS AND TIMES.

PALO ALTO, CA – August Open Q & A Sessions:

Wednesday	August 13th	3210 Porter lunch room	9:00am – 10:00am
Wednesday	August 13th	Promontory A Atrium	10:30am – 11:30am
Wednesday	August 13th	Promontory A Atrium	1:30pm – 2:30pm
Wednesday	August 13th	Deer Creek lunch room	3:30pm – 4:30pm

Thursday	August 14th	Deer Creek lunch room	9:00am – 10:00am
Thursday	August 14th	Promontory A Atrium	11:00am – 12:00pm
Thursday	August 14th	3210 Porter lunch room	2:00pm – 3:00pm
Thursday	August 14th	3210 Porter lunch room	3:30pm – 4:30pm

ANY Eligible Optionholder who cannot attend in person may dial in at 1-888-619-1583 Participant Code: 747496

PALO ALTO, CA – September Open Q & A Sessions:

Wednesday September 3rd	3210 Porter lunch room	9:00am –10:00am
Wednesday September 3rd	Promontory A10	10:00am –5:00pm
Wednesday September 3rd	Deer Creek Rancho San Antonio	2:00pm – 3:00pm
Thursday September 4th	Promontory A10	10:00am –5:00pm

ANY Eligible Optionholder who cannot attend in person may dial in at 1-888-619-1583 Participant Code: 747496

PALO ALTO, CA - Daily UBS hours in Promontory A10:

Monday August 11th – Monday September 8th	10:00am to 5:00pm
Tuesday September 9th	10:00am to 2:00pm

Please email Neil Gavande at neil.gavande@ubs.com or call 650-496-7475 to schedule an appointment or drop by anytime.

PALO ALTO, CA - Saturday UBS Office hours on Page Mill Road:

775 Page Mill Road, Palo Alto, CA 94304

Saturday August 16th	10:00am – 5:00pm
Saturday August 23rd	10:00am – 5:00pm
Saturday September 6th	10:00am – 5:00pm

You may drop off your Election Form or Notice of Withdrawal at any time during these office hours or call Neil Gavande at 650-496-7475 or email neil.gavande@ubs.com to schedule an appointment.

SAN FRANCISCO, CA – August/September Drop-in Sessions:

Friday August 15th	Lunch room	10:00am –12:00pm
Thursday September 4th	Lunch room	10:00am –12:00pm

Local UBS advisor:

Neil Gavande

UBS Financial Services Inc.

775 Page Mill Road

Palo Alto, CA 94304

neil.gavande@ubs.com

650-496-7475

BROOMFIELD, CO – August/September Drop-in Sessions:

Thursday August 14th	Break area 5th floor	1:30pm –3:30pm
Thursday September 4th	Break area 5th floor	10:00am –12:00pm

Local UBS advisor:

Mark Lembeck

UBS Financial Services Inc.

370 17th Street

Denver, CO 80202

303-820-5004

CAMBRIDGE, MA – August/September Drop-in Sessions:

Thursday August 14th	Lunch room	1:30pm –3:30pm
Thursday September 4th	Lunch room	10:00am –12:00pm

Local UBS advisor:

Bill Greco

UBS Financial Services Inc.

90 State House Square 14th Floor

Hartford, CT 06103

860-727-1515

AUSTIN, TX – August/September Drop-in Sessions:

Thursday August 14th	Lunch room	1:30pm – 3:30pm
Thursday September 4th	Lunch room	10:00am – 12:00pm

Local UBS advisor:

Mark Moore

UBS Financial Services Inc.

98 San Jacinto Boulevard

Austin, TX 78701

512-474-2421